UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): April 27, 2005

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-21639	23-2858652

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

     On April 27, 2005, the Compensation Committee of the Board of Directors of NCO Group, Inc. approved an increase in the base compensation of Charles F. Burns, Executive Vice President, Business Process Outsourcing, to $350,000 effective as of January 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: May 3, 2005	By:	/s/ Steven L. Winokur

		Name:	Steven L. Winokur
		Title:	Executive Vice President and Chief Financial Officer